                         SUBSIDIARIES OF THE REGISTRANT


                                                SHARES          % OF
      COMPANY               ORGANIZATION     OUTSTANDING      OWNERSHIP
- ------------------------------------------------------------------------
EIP Capital Corporation     Delaware              70             100%
                            Corporation
- ------------------------------------------------------------------------
EIP Associates L.P.         Delaware Limited      N/A          100% (1)
                            Partnership
- ------------------------------------------------------------------------
Polaris Industries          Delaware Limited      N/A          100% (2)
Partners L.P.               Partnership
- ------------------------------------------------------------------------
Polaris Real Estate         Delaware             1,000         100% (3)
Corporation of Iowa, Inc.   Corporation
- ------------------------------------------------------------------------
Polaris Real Estate         Delaware             1,000         100% (4)
Corporation                 Corporation
- ------------------------------------------------------------------------
Polaris Industries          Barbados             1,000           100%
Export  Ltd.                Corporation
- ------------------------------------------------------------------------
Polaris Industries,         Manitoba              101          100% (6)
Inc.(5)                     Corporation
- ------------------------------------------------------------------------

     (1) The Company and EIP Capital Corporation are the only partners in EIP Associates L.P.

     (2) The Company, EIP Capital Corporation and EIP Associates L.P. are the only partners in Polaris Industries Partners L.P.

     (3), (4), and (6) Owned 100% by Polaris Industries Partners L.P.

     (5)  Articles of Amendment are being prepared to effect a name change.
